UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 14, 2007

Live Nation, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9348 Civic Center Drive, Beverly Hills, California		90210
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	310-867-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2007, Live Nation, Inc. ("Live Nation") and certain of its subsidiaries entered into an Agreement of Merger (the "Merger Agreement") with Signatures SNI, Inc. ("SNI"), Dell R. Furano and Furano Revocable Trust. SNI holds the rights to market and license over 125 artists, celebrities and entertainment properties. SNI's services range from tour to retail, online sales to wholesale and a full range of licensing functions. Pursuant to the Merger Agreement, an indirect wholly-owned subsidiary of Live Nation shall be merged with and into SNI (the "Merger"). The completion of the Merger is subject to customary closing conditions. The Board of Directors of each of Live Nation and SNI approved the Merger and the Merger Agreement.

The aggregate merger consideration to be paid by Live Nation in connection with the Merger is (i) $30 million in cash, subject to certain working capital and other adjustments, (ii) 1,561,727 unregistered shares of Live Nation's common stock (the "Share Payment") with an agreed value of $30 million (iii) repayment of SNI's then-outstanding indebtedness, currently estimated to be approximately $19 million and (iv) an earn-out payment if the average annual EBITDA (as defined in the Merger Agreement) of SNI's existing business during the three calendar years ending December 31, 2010 meets or exceeds certain defined targets. The earn-out payment, if earned, will be made by the issuance of unregistered shares of Live Nation's common stock. Live Nation will retain 260,287 of the Live Nation shares to be issued at closing as security against certain unrecouped artist advances. Live Nation has undertaken to register the shares for resale.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. Live Nation issued a press release on November 15, 2007 regarding the execution of the Merger Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Live Nation and SNI. The Merger Agreement contains representations and warranties that each of Live Nation and SNI made to the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial information required by this item, if any, with respect to the Merger, will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(b) Pro forma financial information.

The pro forma financial information required by this item, if any, with respect to the Merger will be filed as soon as practicable, and in any event not later than 71 days after the date on which any Current Report on Form 8-K is required to be filed pursuant to Item 2.01.

(d) Exhibits.

The information in the Exhibit Index of this Current Report on Form 8-K is incorporated into this item 9.01(d) by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

November 20, 2007	By:	Kathy Willard

Name: Kathy Willard
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1	Agreement of Merger, dated November 14, 2007, by and among Live Nation, Inc., SNI Acquisition Merger Subsidiary I, Inc., SNI Acquisition Merger Subsidiary II, Inc., Signatures SNI, Inc., Dell R. Furano and Furano Revocable Trust.
99.1	Press Release of Live Nation, Inc. issued November 15, 2007